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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Box Hill Systems Corp.:

     As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.


                                          ARTHUR ANDERSEN LLP


Philadelphia, Pa.

September 16, 1997